Exhibit 10.109

                                                                     [Execution]


                          AMENDMENT NO. 1 AND WAIVER TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------

     AMENDMENT NO. 1 AND WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of March 31, 2003, by and between I.C. Isaacs & Company L.P., a Delaware limited partnership ("Borrower"), and Congress Financial Corporation, a Delaware corporation ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrower has entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated December 20, 2002, by and between Borrower and Lender (as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, are collectively referred to herein as the "Financing Agreements");

     WHEREAS, Borrower has requested that Lender (i) waive certain Events of Default under the Loan Agreement existing as of the date hereof and (ii) amend certain provisions of the Loan Agreement;

     WHEREAS, Lender, subject to the terms and conditions contained herein, is willing to agree to effect such waivers and amendments; and

     WHEREAS, by this Amendment, Lender and Borrower desire and intend to evidence such waivers and amendments.

     NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:


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     1. Definitions.
        ------------

     (a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and each of the other Financing Agreements is hereby amended to include, in addition and not in limitation, the following definitions:

                      (i) "Applicable Margin" shall mean, at any time, the
              applicable percentage (on a per annum basis) set forth below determined based on the Consolidated Net Income of Borrower and its Subsidiaries for the immediately preceding fiscal year:

                           Consolidated Net Income   Applicable Margin
                           -----------------------   -----------------

                           Less than or equal to $0           2%

                           Greater than $0                    1%

              provided, that, (1) the Applicable Margin shall be calculated and established once each fiscal year and shall be determined based on the Consolidated Net Income of Borrower and its Subsidiaries for each fiscal year, commencing with the fiscal year ending on or about December 31, 2003, as set forth in the audited financial statements of Isaacs Inc. and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants of Isaacs and its Subsidiaries, in accordance with Section 9.6(a) hereof; and (2) each change in the Applicable Margin shall be effective on the first day of the month immediately following Lender's receipt of such audited financial statements and unqualified opinion.

                      (ii) "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash charges to property, plant and equipment or goodwill) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired b such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; net income shall exclude interest accruing, but not paid on indebtedness owing to a Subsidiary or parent corporation of such Person, which is subordinated in right of payment to the payment in full of the Obligations, on terms and conditions acceptable to Lender; and (d) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

                      (iii) "Provision for Taxes" shall mean an amount equal to
              all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

              (b) Amendment to Definitions.
                  -------------------------

                  (i) Domestic Inventory Loan Limit. Section 1.16 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                   "1.16 `Domestic Inventory Loan Limit' shall mean (a) $400,000 during the Seasonal Period and (b) $0 at all other times."

                 (ii)I nterest Rate. Effective as of March 1, 2003, Section 1.38 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                   "1.38  `Interest Rate' shall mean,

                           (a) subject to clauses (b) and (c) of this definition
              below, until the date that is the first day of the month immediately following Lender's receipt of the audited financial statements of Isaacs Inc. and its Subsidiaries for the fiscal year ending on or about December 31, 2003, together with the unqualified opinion of the independent certified accountants of Isaacs Inc. and its Subsidiaries, delivered to Lender in accordance with Section 9.6(a) hereof (the "Adjustment Date"), a rate equal to two (2%) percent per annum in excess of the Prime Rate;

                           (b) subject to clause (c) of this definition below,
              from and after the Adjustment Date (as defined in clause (a) above), a rate per annum equal to the Applicable Margin in excess of the Prime Rate;

                           (c) notwithstanding anything to the contrary
              contained in this definition, the Interest Rate shall mean a rate equal to four (4%) percent per annum in excess of the Prime Rate, at Lender's option, without notice, (i) either (A) for the period from and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 hereof (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

                (iii) Inventory Loan Limit. Section 1.40 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "1.40 `Inventory Loan Limit' shall mean $3,000,000 at all times."

                 (iv) Seasonal Period. Section 1.68 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "1.68 `Seasonal Period' shall mean for each calendar year, the period commencing April 1st to and including July 31st of the same calendar year."

             (c) Interpretation. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

     2. Inventory Covenants. Section 7.3(d) of the Loan Agreement is hereby amended by deleting the words "two (2) times" and substituting therefor "four
(4) times".

     3. Net Worth. Section 9.17 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "9.17 Net Worth. Borrower shall at all times during each fiscal month set forth below maintain Net Worth of not less than the amount set forth below opposite such fiscal month end:


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           Period                                    Minimum Net Worth
           ------                                    -----------------

           March 2003                                  $1,500,000
           April 2003                                  $1,750,000
           May 2003                                    $2,000,000
           June 2003                                   $2,000,000
           July 2003                                   $2,500,000
           August 2003                                 $2,750,000
           September 2003                              $2,750,000
           October 2003                                $3,000,000
           November 2003                               $3,000,000
           December 2003 and at all times thereafter   $2,300,000"

     4. Working Capital. Section 9.18 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "9.18 Working Capital. Borrower shall at all times during each fiscal month set forth below maintain Working Capital of not less than the amount set forth below opposite such fiscal month end:

           Period                                 Minimum Working Capital
           ------                                 -----------------------

           March 2003                                  $5,000,000
           April 2003                                  $5,000,000
           May 2003                                    $5,000,000
           June 2003                                   $5,000,000
           July 2003                                   $5,000,000
           August 2003                                 $6,000,000
           September 2003                              $6,000,000
           October 2003                                $6,000,000
           November 2003                               $6,000,000
           December 2003 and at all times thereafter   $4,750,000"

     5. Waiver of Events of Default.

          (a) Subject to the satisfaction of each of the conditions precedent set forth in Section 8 hereof, Lender hereby waives the following Events of Default (collectively, the "Existing Defaults"):

               (i) any Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising as a result of the failure of Borrower to comply with the terms of Section 9.17 of the Loan Agreement with respect to the months ending December 31, 2002, January 31, 2003 and February 28, 2003 and the period from March 1, 2003 to and including the date hereof; and

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               (ii) any Event of Default under Section 10.1(a)(iii) of the Loan
Agreement arising as a result of the failure of Borrower to comply with the terms of Section 9.18 of the Loan Agreement with respect to the months ending December 31, 2002, January 31, 2003 and February 28, 2003 and the period from March 1, 2003 to and including the date hereof.

           (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to in Section 5(a) above or otherwise), other than the Existing Defaults (subject to the terms and conditions set forth in Section 5(a) above). The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

     6. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender, Borrower shall pay to Lender, an amendment fee in an amount equal to $75,000 (the "Amendment Fee"), which shall be fully earned and nonrefundable as of the date of this Amendment and shall be due and payable on the date hereof. Lender may, at its option, charge the Amendment Fee directly to the loan account of Borrower.

     7. Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition to the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrower:

           (a) Representations in Financing Agreements. Each of the representations and warranties made by or on behalf of Borrower to Lender in any of the Financing Agreements was true and correct when made and in all material respects is true and correct on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Amendment.

           (b) No Event of Default. No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default exists on the date of this Amendment or has occurred and is continuing (after giving effect to the amendments and waivers set forth in this Amendment).

           (c) Binding Effect of Documents. This Amendment and the other Financing Agreements have been duly authorized, executed and delivered to Lender by Borrower, and are in full force and effect, as modified hereby and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

           (d) No Conflict, Etc. Neither the execution and delivery of this Amendment nor the other Financing Agreements contemplated by this Amendment by Borrower, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental authority applicable to Borrower in any respect, or conflicts with or results in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement, instrument or other contractual obligation to which Borrower is a party or may be bound, or violates any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of Borrower or will result in, or require, the creation or imposition of any lien or encumbrance on any properties or revenues of Borrower, except in favor of Lender.

     8. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions:

           (a) Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment, duly authorized, executed and delivered by Borrower;

           (b) Lender shall have received, in form and substance satisfactory to Lender, evidence of (i) the forgiveness of not less than $745,000 of royalty payments and other Indebtedness of Borrower to License Creditor under the License Agreements and (ii) the deferral of not less than $810,000 of royalty payments and other Indebtedness of Borrower to License Creditor under the License Agreements until the third quarter of fiscal year 2003;

           (c) Lender shall have received the Amendment Fee; and

           (d) Lender shall have received any and all such further instruments and documents as Lender may require to obtain the full benefits of this Amendment and to protect, preserve and maintain Lender's rights in the Collateral;

     9. Provisions of General Application

           (a) Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

           (b) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

           (c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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           (d) Survival of Representations and Warranties. All
representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

           (e) Expenses. Borrower agrees to pay on demand all out of pocket costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and all other agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto.

           (f) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

           (g) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York but excluding any conflicts of law or other rules of law that would cause the application of the laws of any jurisdiction other than the laws of the State of New York.

           (h) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

                               I.C. ISAACS & COMPANY L.P.

                               By: I.C. Isaacs & Company, Inc., general partner

                               By: /s/ Robert Conologue

                               Title: EVP/COO & CEO


                               CONGRESS FINANCIAL CORPORATION

                               By: /s/ Thomas A Martin

                               Title: Vice President